                                POWER OF ATTORNEY

                  KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Heath B. McLendon, Lewis E. Daidone and Christina T. Sydor, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement for the Zenix Income Fund Inc. on Form N-2, and to sign any registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done; hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


               Signature                                       Title                                       Date
               ---------                                       -----                                       ----
/s/ Heath B. McLendon                    Chief Executive Officer, President and Chairman     February 9, 2000
---------------------                    of the Board
Heath B. McLendon

/s/ Lewis E. Daidone                     Senior Vice President and Treasurer                 February 9, 2000
---------------------
Lewis E. Daidone

/s/ Allan J. Bloostein                   Director                                            February 9, 2000
----------------------
Allan J. Bloostein

/s/ Martin Brody                         Director                                            February 9, 2000
----------------
Martin Brody

/s/ Dwight Crane                         Director                                            February 9, 2000
----------------
Dwight Crane

/s/ Robert A. Frankel                    Director                                            February 9, 2000
---------------------
Robert A. Frankel

/s/ William R. Hutchinson                Director                                            February 9, 2000
-------------------------
William R. Hutchinson
